SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

XenoPort, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NEWS RELEASE	Company Contact:
For Immediate Distribution	Jackie Cossmon
408-616-7220
ir@XenoPort.com

XenoPort Urges Stockholders to Vote “FOR ALL” XenoPort Director Nominees on the WHITE Proxy Card

SANTA CLARA, Calif.—June 6, 2014 — XenoPort, Inc. (Nasdaq: XNPT) today reminded stockholders to vote at the Company’s upcoming Annual Meeting of Stockholders on June 11, 2014.

Time is short and stockholders are encouraged to vote the WHITE proxy card today. XenoPort urges stockholders not to return any proxy card sent to them by Clinton Relational Opportunity Master Fund, L.P. and its affiliates (Clinton). Even if stockholders have already voted using the gold proxy card, they have the right to change their vote simply by executing and submitting the WHITE proxy card in support of XenoPort’s director nominees. Only the last-dated proxy card will count.

Stockholders can vote by telephone or Internet according to the instructions on the WHITE proxy card. Voting by telephone or Internet is the best way to ensure that votes will be counted.

Two independent proxy advisory firms, Institutional Shareholder Services (ISS) and Egan-Jones Proxy Services (Egan-Jones), have recommended that XenoPort stockholders vote on the WHITE proxy card “FOR ALL” of XenoPort’s director nominees: Ronald W. Barrett, Ph.D., Jeryl L. Hilleman and Wendell Wierenga, Ph.D.

XenoPort also urges stockholders to vote “FOR” the approval of the XenoPort, Inc. 2014 Equity Incentive Plan, vote “FOR” the approval, on an advisory basis, of the compensation of XenoPort’s named executive officers, and vote “FOR” the ratification of the selection by the audit committee of the Board of Directors of Ernst & Young LLP as XenoPort’s independent registered public accounting firm for the fiscal year ending December 31, 2014. In addition, the XenoPort Board urges stockholders to vote “FOR” Proposals 9 through 14 and “AGAINST” Clinton Proposals 5 through 8.

If you have any questions, require assistance with voting your WHITE proxy card or need additional copies of the proxy materials, please contact:

105 Madison Avenue

New York, NY 10016

proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)

Or

TOLL-FREE (800) 322-2885

Important Additional Information and Where to Find It

XenoPort, Inc., its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with XenoPort’s 2014 Annual Meeting of Stockholders. XenoPort has filed with the SEC and provided to its stockholders a definitive proxy statement and a WHITE proxy card in connection with such solicitation. XENOPORT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of XenoPort’s directors and executive officers and their respective interests in XenoPort by security holdings or otherwise is set forth in XenoPort’s definitive proxy statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on April 22, 2014, including Appendix B thereto.

The definitive proxy statement (and amendments or supplements thereto) and the accompanying WHITE proxy card, and any other relevant documents and other material filed by XenoPort with the SEC, are or will be available for no charge at the SEC’s website at www.sec.gov and at XenoPort’s investor relations website at http://investor.xenoport.com/index.cfm. Copies may also be obtained free of charge by contacting XenoPort Investor Relations by mail at 3410 Central Expressway, Santa Clara, California 95051 or by telephone at (408) 616-7200.

About XenoPort

XenoPort, Inc. is a biopharmaceutical company focused on developing and commercializing a portfolio of internally discovered product candidates for the potential treatment of neurological disorders. XenoPort is currently commercializing HORIZANT® (gabapentin enacarbil) Extended-Release Tablets in the United States and developing its novel fumaric acid ester product candidate, XP23829, as a potential treatment for psoriasis and/or relapsing forms of multiple sclerosis. REGNITE® (gabapentin enacarbil) Extended-Release Tablets is being marketed in Japan by Astellas Pharma Inc. XenoPort’s pipeline of product candidates also includes a potential treatment for patients with Parkinson’s disease. To learn more about XenoPort, please visit the Web site at www.XenoPort.com.

HORIZANT, REGNITE and XENOPORT are registered trademarks of XenoPort, Inc.

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